                                                                       EXHIBIT 1





                                  $000,000,000




                                  CINERGY CORP.




                              % DEBENTURES DUE 20__




                             UNDERWRITING AGREEMENT












DATED:  SEPTEMBER ___, 2001

                                                              September __, 2001


[Name of Managing Underwriter]
[Address]

Dear Sirs:

     Cinergy Corp., a Delaware corporation (hereinafter called the "Company"), proposes to issue and sell $000,000,000 principal amount of ______% Debentures due 20__ (hereinafter called the "Debentures"), to be issued pursuant to the provisions of an Indenture dated as of September __, 2001 (hereinafter called the "Indenture") between the Company and Fifth Third Bank, as Trustee (hereinafter called the "Trustee"), as supplemented by the _________ Supplemental Indenture dated as of _________, 2001 between the Company and the Trustee (hereinafter called the "Supplemental Indenture").

     The Company has filed with the Securities and Exchange Commission (hereinafter called the "Commission") a registration statement (File No. 333-65930) including a prospectus relating to debt securities of the Company, including the Debentures, and has filed with the Commission (or will promptly after the sale so file) a prospectus supplement specifically relating to the Debentures pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Debentures, as filed with the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Debentures together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.


                                       I.

     The Company hereby agrees to sell to each of the undersigned Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, each severally and not jointly, the principal amount of Debentures set forth opposite their names at a price of ____% of their principal amount - the purchase price - and accrued interest from ________, to the date of payment and delivery:



NAME                                     PRINCIPAL AMOUNT

[Name of Managing Underwriter]           [$]_______________


[Other Underwriters]                     [$]_______________


Total                                    [$]_______________



                                       II.

     The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Debentures as soon after the execution of this Agreement as in your judgment is advisable. The Company is further advised by you that the Debentures are to be offered to the public at _____% of their principal amount - the public offering price - and accrued interest, and to certain dealers at a price which represents a concession of ____% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of their principal amount, to certain other dealers.


                                      III.

     Payment for the Debentures shall be made by transfer of immediately available funds to an account identified by us in writing not less than two full business days prior to the date of payment, against delivery to you for the respective accounts of the several Underwriters of the Debentures through The Depositary Trust Company at 10:00 A.M., New York time, on ______________, [2001] or at such other time on the same or such other date, not later than _____________, [2001], as may be designated by you. The time and date of such payment and delivery are herein referred to as the Closing Date. All other documents referred to herein that are to be delivered at the Closing Date shall be delivered at that time at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.


                                       IV.

     The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the conditions that:

     (a) The Registration Statement shall have become effective under the Securities Act of 1933.

     (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before, or threatened by, the Commission.

     (c) An appropriate order of the Commission under the Public Utility Holding Company Act of 1935, as amended (together with rules and regulations thereunder, the "PUHCA") is in effect, no proceedings to suspend the effectiveness of such order shall be pending or threatened, and no further approval, authorization or consent or order of any other commission or other governmental authority (other than under state securities or Blue Sky laws) is required for the issuance and sale of the Debentures.

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

     (d) There shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Registration Statement and the Prospectus; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

     (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of, nor shall any notice have been given of any review with a negative implication with respect to, the rating accorded any of the Company's securities by any of Standard & Poor's Ratings Service, Moody's Investors Service, Inc. or Fitch IBCA (or any of their successors).

     (f) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in (b) and (c) of the first paragraph of this Article
          IV. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

     (g) You shall have received on the Closing Date the favorable opinion of Taft, Stettinius & Hollister LLP, counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has due corporate authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

               (ii) each of The Cincinnati Gas & Electric Company and PSI
                    Energy, Inc., each a wholly-owned subsidiary of the Company, is a corporation duly incorporated and existing in good standing under the laws of its state of incorporation and has due corporate authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

              (iii) the Company and its subsidiaries listed in (ii) above are each duly qualified to transact business and are in good standing in the jurisdictions in which the conduct of their respective businesses or the ownership or leasing of their respective properties requires such qualification;

               (iv) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Indenture has been duly qualified under the Trust Indenture Act of 1939;

               (v) the Debentures, when duly executed by the Company, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to this Agreement, will be valid and binding obligations of the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and
                    (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vi) the execution and delivery of this Agreement, the issuance of the Debentures in accordance with the Indenture and the Supplemental Indenture, and the sale of the Debentures in accordance with this Agreement do not and will not result in any violation by the Company of any terms or provisions of its articles of incorporation or by-laws or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company is bound;

              (vii) an appropriate order of the Commission under PUHCA is in effect on the Closing Date and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or Blue Sky laws, as to which such counsel are not called upon to express an opinion) is required for the issuance and sale of the Debentures;

             (viii) such counsel does not know of any contract required to be filed as an exhibit to the Registration Statement, or incorporated therein by reference, which has not been so filed or incorporated by reference;

               (ix) the statements made in the Prospectus under the captions
                    "Description of Debt Securities" and "Certain Terms of the Debentures," in each case insofar as such statements constitute summaries of the matters referred to therein, fairly present the information called for with respect such matters and fairly summarize the matters referred to therein; and the provisions of the Indenture, the Supplemental Indenture and the Debentures conform in all material respects as to legal matters to the description thereof and to the statements in regard thereto contained in the Registration Statement and the Prospectus;

               (x) this Agreement has been duly authorized, executed and delivered by the Company;

               (xi) such counsel (A) is of the opinion that each document incorporated by reference in the Prospectus (except for the financial statements and schedules and other financial and statistical data therein as to which such counsel need not express an opinion) complied when filed with the Commission as to form in all material respects with the requirements of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and schedules and other financial and statistical data therein as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and (C) has no reason to believe that (except for the financial statements and schedules and other financial and statistical data therein as to which such counsel need not express a belief) the Registration Statement and the Prospectus at the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (as amended or supplemented if applicable) on the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In regard to clause (x) above, such counsel may state that no opinion is expressed with respect to the effect of New York law. The opinion in clause
(iii) above may be given by internal counsel for the Company satisfactory to the Underwriters. In regard to clause (xi) above, counsel for the Company may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and upon their review and discussion of the contents thereof, but is without independent check or verification except as specified.

     (h) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (iv), (v), and clauses (B) and(C) of (xi) of
          (g) above, provided that with respect to clauses (B) and (C) of (xi) of (g) above, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the

          Prospectus and any amendments and supplements thereto (other than documents incorporated by reference), and upon their review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as specified.

     (i) You shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.


                                       V.

     In further consideration of the agreements of the Underwriters herein contained the Company covenants as follows:

          (a) To furnish without charge to you two signed copies of the Registration Statement (including exhibits and documents incorporated by reference), and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include or refer to all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to each of you a copy of each such proposed amendment or supplement.

          (c) If, during such period after the first date of the public offering of the Debentures as in the opinion of your counsel a prospectus covering the Debentures is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Debentures may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To endeavor to qualify the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Debentures for investment under the laws of such jurisdictions as you may designate.

          (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 (including Rule 158 thereunder).

          (f) During the period beginning on the date of this Agreement and terminating on the Closing Date not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Debentures, without your prior written consent.


                                       VI.

     The Company represents and warrants to each Underwriter that (i) each prospectus and prospectus supplement filed as part of the registration statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 under the Securities Act of 1933, complied when so filed in all material respects with the requirements of the Securities Act of 1933 and the applicable rules and regulations thereunder, (ii) each document incorporated by reference in the Prospectus complied when filed (and each document subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 and deemed incorporated by reference into the Prospectus will, at the time of filing, comply) in all material respects with the provisions of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder, and (iii) the Registration Statement and Prospectus, as amended or supplemented, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus, or any preliminary prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

     The Company further represents and warrants to each Underwriter that (i) the execution and delivery by the Company of this Agreement, the issuance of the Debentures in accordance with the Indenture and the Supplemental Indenture, the sale of the Debentures in accordance with this Agreement, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not result in any violation by the Company of applicable law or any terms or provisions of its articles of incorporation or by-laws or any indenture, mortgage or other agreement or instrument by which the Company or any of its subsidiaries is bound that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (ii) the consolidated historical financial statements of the Company, together with related schedules included in the Prospectus, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

     In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus and in respect of which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing, and the Company, upon the request of such Underwriter, shall assume the defense thereof on behalf of such Underwriter or controlling person, including the employment of counsel and payment of all expenses. In any such action, any Underwriter or any such controlling person shall have the right to employ its own counsel but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there maybe one or more legal defenses available to it which are different from or additional to those available to the Company (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by you, and that such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for indemnification (or contribution as provided below) with respect to the settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment (or to make contribution as provided below).

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors or any such officer or controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company, its directors or any such officer or controlling person shall have the rights and duties given to the Underwriter, by the preceding paragraph of this
Article VI.

     If the indemnification provided for in the third paragraph of this Article VI is unavailable to any Underwriter or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Underwriter on the other from the offering of the Debentures or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     If the indemnification provided for in this Article VI is sought solely by the Company under the fifth paragraph hereof and there is no claim for indemnification by any Underwriter or any person controlling such Underwriter arising out of the same misstatement or omission and if such indemnification is unavailable to the Company in respect of any losses, claims, damages or liabilities referred to in such fifth paragraph, then each Underwriter, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Underwriter or Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Underwriter or Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in such paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VI are several in proportion to their respective principal amounts of Debentures underwritten (as set forth in Article I) and not joint.

     The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Debentures.


                                      VII.

     This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) prior to the Closing Date (i) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) trading in any securities of the Company shall have been suspended on any national securities exchange in the United States or in any over-the-counter market in the United States, (iii) a general moratorium on banking activities in New York shall have been declared by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis, any of which is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event either singly or together makes it, in your reasonable judgment, impracticable to market the Debentures. Any termination of this Agreement pursuant to this Article VII shall be without liability on the part of the Company to the Underwriters, or the Underwriters to the Company.


                                      VIII.

     This Agreement shall become effective upon signature.

     If any one or more of the Underwriters shall fail or refuse to purchase Debentures which it or they have agreed to purchase hereunder, and the aggregate principal amount of Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Debentures, the other Underwriters shall be obligated severally in the proportions which the principal amount of Debentures set forth opposite their names in Article I bears to the aggregate principal amount of Debentures so set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Debentures which any Underwriter has agreed to purchase pursuant to Article I hereof be increased pursuant to this Article VIII by an amount in excess of one-ninth of such principal amount of Debentures without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Debentures and arrangements satisfactory to you and the Company for the purchase of such Debentures are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case which does not result in such a termination, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                           Very truly yours,

                                           CINERGY CORP.



                                           By: _______________________________


Accepted as of the date above written:

[Name of Managing Underwriter]
on behalf of the Underwriters
named in Article I hereof



By: _______________________________
    [title]